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                                                            EXHIBIT NO. 99.9(a)

                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the "Registration Statement") of MFS(R) Series Trust VII (the "Trust"), of my opinion dated March 18, 1998, appearing in Post-Effective Amendment No. 26 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 30, 1998.




                                         JAMES R. BORDEWICK, JR.
                                         ------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
March 24, 2000